Exhibit 99.1

NEWS RELEASE Contact: Neal A Fuller, EVP & CFO AMERISAFE, Inc. 337-463-9052

AMERISAFE’S BOARD OF DIRECTORS APPOINTS

G. JANELLE FROST TO THE BOARD

DeRidder, La., April 27, 2016 (GLOBE NEWSWIRE) － AMERISAFE, Inc. (Nasdaq: AMSF) a specialty provider of hazardous workers’ compensation insurance, today announced that AMERISAFE’s Board of Directors (the “Board”) appointed G. Janelle Frost as a member of the Board to fill the vacancy created by C. Allen Bradley’s retirement.

Jared A. Morris, Chairman of the Board, said, “The Board is pleased that Ms. Frost will serve as a member of the AMERISAFE Board. Ms. Frost has served as our CEO since April 2015 and prior to that served in a number of management roles, including Chief Operating Officer and Executive Vice President and Chief Financial Officer. As CEO and President of the Company, Janelle makes a great addition to our Board.”

About AMERISAFE

AMERISAFE, Inc. is a specialty provider of workers’ compensation insurance focused on small to mid-sized employers engaged in hazardous industries, principally construction, trucking, manufacturing, agriculture, and oil and gas. AMERISAFE actively markets workers’ compensation insurance in 27 states.